LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

$778,924,000 (Approximate) STRUCTURED ASSET SECURITIES CORPORATION, SERIES 2006-BC5 SENIOR/SUBORDINATE CERTIFICATES Available Funds Floaters No Hard Cap - Act/360 - No Delay

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

To 10% Call
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	258,861,000	1M LIBOR	1.83	1-78	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A2(5)	212,550,000	1M LIBOR	0.81	1-21	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A3(5)	36,339,000	1M LIBOR	2.00	21-27	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A4(5)	71,948,000	1M LIBOR	3.50	27-78	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A5(5)	19,167,000	1M LIBOR	6.49	78-78	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
M1	71,465,000	1M LIBOR	4.02	41-57	16.05%	TBD	12/25/2036	Aa1/AA+/AA+
M2	33,536,000	1M LIBOR	5.79	57-78	11.85%	TBD	12/25/2036	Aa2/AA/AA
M3	11,179,000	1M LIBOR	6.49	78-78	10.45%	TBD	12/25/2036	Aa3/AA-/AA-
M4	11,578,000	1M LIBOR	4.49	40-78	9.00%	TBD	12/25/2036	A1/A+/A+
M5	9,582,000	1M LIBOR	4.46	40-78	7.80%	TBD	12/25/2036	A2/A/A
M6	7,586,000	1M LIBOR	4.44	39-78	6.85%	TBD	12/25/2036	A2/A-/A-
M7	9,183,000	1M LIBOR	4.43	39-78	5.70%	TBD	12/25/2036	A3/BBB+/BBB+
M8	6,787,000	1M LIBOR	4.41	38-78	4.85%	TBD	12/25/2036	Baa1/BBB/BBB
M9	7,985,000	1M LIBOR	4.40	38-78	3.85%	TBD	12/25/2036	Baa2/BBB-/BBB-
B	11,178,000	1M LIBOR	4.39	37-78	2.45%	TBD	12/25/2036	Baa3/BB+/BB+

To Maturity
			Est.	Payment	Initial		Legal	Expected
	Approximate		WAL(2)	Window(2)	C/E (3)	Initial	Final	Ratings
Class	Size ($)(1)	Benchmark	(yrs.)	(mos.)	(%)	Margin	Maturity	(Moody’s/S&P/Fitch)
A1(4)	258,861,000	1M LIBOR	1.99	1-173	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A2(5)	212,550,000	1M LIBOR	0.81	1-21	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A3(5)	36,339,000	1M LIBOR	2.00	21-27	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A4(5)	71,948,000	1M LIBOR	3.51	27-82	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
A5(5)	19,167,000	1M LIBOR	9.34	82-173	25.00%	TBD	12/25/2036	Aaa/AAA/AAA
M1	71,465,000	1M LIBOR	4.02	41-57	16.05%	TBD	12/25/2036	Aa1/AA+/AA+
M2	33,536,000	1M LIBOR	6.07	57-101	11.85%	TBD	12/25/2036	Aa2/AA/AA
M3	11,179,000	1M LIBOR	10.24	101-151	10.45%	TBD	12/25/2036	Aa3/AA-/AA-
M4	11,578,000	1M LIBOR	4.87	40-123	9.00%	TBD	12/25/2036	A1/A+/A+
M5	9,582,000	1M LIBOR	4.83	40-119	7.80%	TBD	12/25/2036	A2/A/A
M6	7,586,000	1M LIBOR	4.78	39-114	6.85%	TBD	12/25/2036	A2/A-/A-
M7	9,183,000	1M LIBOR	4.74	39-110	5.70%	TBD	12/25/2036	A3/BBB+/BBB+
M8	6,787,000	1M LIBOR	4.68	38-104	4.85%	TBD	12/25/2036	Baa1/BBB/BBB
M9	7,985,000	1M LIBOR	4.61	38-98	3.85%	TBD	12/25/2036	Baa2/BBB-/BBB-
B	11,178,000	1M LIBOR	4.48	37-91	2.45%	TBD	12/25/2036	Baa3/BB+/BB+

(1)	Subject to a permitted variance of + 5% in the aggregate.
(2)	The Certificates will be priced assuming a prepayment speed equal to 30% CPR.
(3)	Initial Credit Enhancement includes overcollateralization of approximately 2.45%.
(4)	The Class A1 Certificates are the Group 1 Senior Certificates.
(5)	The Class A2, A3, A4 and A5 Certificates are the Group 2 Senior Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the prospectus dated November 13, 2006 (this may be obtained on Lehman Brother’s web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8 and M9 Certificates (the “Offered Certificates”) will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the prospectus dated November 13, 2006.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Principal Payment Priority

On the Business Day prior to each Distribution Date, principal in the amount of any Net Swap Payment or swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and remaining unpaid (after application of interest received or advanced for this purpose on such Distribution Date), will be deposited into the Swap Account and paid as described in the Swap Account Payment Priority, to be paid from each of Group 1 and Group 2 in proportion to the aggregate collateral balance of each such group and then from the unrelated group, to the extent unpaid. Any funds remaining will be paid on each Distribution Date in the following order of priority:

I.	Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the principal distribution amount will be distributed as follows:

1)	Concurrently, to the Class A1, A2, A3, A4 and A5 Certificates (the “Senior Certificates”):

A.	All principal from Group 1 will be paid to the Class A1 Certificates, until reduced to zero;

B.	All principal from Group 2 will be paid to the Class A2, A3, A4 and A5 Certificates, sequentially and in that order, until each such class has been reduced to zero;

2)
If the Senior Certificates related to either group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until all the Senior Certificates have been reduced to zero;

3)
All remaining principal will be paid to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “Subordinate Certificates”), sequentially and in that order, until each such class has been reduced to zero; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the principal distribution amount will be distributed as follows:

1)
All principal from each group will be allocated to the related Senior Certificates, to be paid as described in (I)(1) above; provided, however, that principal will only be allocated to the Senior Certificates in the amount required to achieve the Targeted Senior Enhancement Percentage in the aggregate;

2)
If the Senior Certificates related to one group have been retired, all principal from that group will be allocated to the Senior Certificates of the unrelated group, to be paid as described above, until the Targeted Senior Enhancement Percentage has been reached in the aggregate;

3)	All remaining principal will be allocated as follows:

A.	To the Class M1, M2 and M3 Certificates, sequentially and in that order, until the credit enhancement behind such classes is equal to two times the Class M3 initial credit enhancement percentage; and

B.
To the Class M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, until the credit enhancement behind each such class is equal to two times the related initial credit enhancement percentage; and

4)	Any remaining amount of principal distribution amount for such Distribution Date will be distributed according to the Monthly Excess Cashflow Priority below.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amount of each of the Senior Certificates has been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to 50.00% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th distribution date.

Interest Payment Priority

The “Interest Rate” for the Class A1, A2, A3, A4, A5, M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates (the “LIBOR Certificates”) will be equal to the lesser of (i) one-month LIBOR plus their respective margins and (ii) the applicable Net Funds Cap (as defined herein). Interest for the LIBOR Certificates will be calculated on an actual/360 basis.

The “Accrual Period” for the LIBOR Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on November 25, 2006, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

Interest received or advanced on each Distribution Date (or the Business Day prior to each Distribution Date in the case of payments pursuant to (2) and (3) below) will be allocated in the following priority:

1)	To pay fees: Servicing Fees and any applicable Mortgage Insurance Fees;

2)
To deposit into the Swap Account (as defined below) any Net Swap Payment (as defined below) or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, to be paid from interest allocable to Group 1 and Group 2, respectively, in an amount proportionate to the aggregate collateral balance of the related group;

3)
To deposit into the Swap Account any Net Swap Payment or any swap termination payment (not due to a breach by the Swap Counterparty) owed to the Swap Counterparty pursuant to the swap agreement, from the unrelated group, to the extent not paid above;

4)	On each Distribution Date beginning in December 2016, to the Final Maturity Reserve Account, the Final Maturity Reserve Fund Amount from each group;

5)	To pay Current Interest and Carryforward Interest to the Class A1 Certificates from interest allocable to Group 1;

6)
To pay Current Interest and Carryforward Interest to the Class A2, A3, A4 and A5 Certificates from interest allocable to Group 2, on a pro rata basis, based on interest entitlements of each such class;

7)
To pay Current Interest and Carryforward Interest to the Senior Certificates from the unrelated group, on a pro rata basis, based on interest entitlements of each such class, to the extent not paid above;

8)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order;

9)	To pay the Credit Risk Manager Fee;

10)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Trust Agreement; and

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

11)
Any interest remaining after the application of priorities (1) through (10) above will be deemed excess interest for such Distribution Date and will be distributed according to the Monthly Excess Cashflow Priority below.

Monthly Excess Cashflow Priority

The amount of any excess interest, together with (a) a portion of principal collections equal to any amount of overcollateralization in excess of the required level of overcollateralization and (b) a certain amount of the principal distribution amount not paid to the Certificates will be applied as “excess cashflow” in the following priority:

1)
To the Class A, Class M and Class B Certificates, as principal, according to the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date;

2)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts;

3)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

5)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

6)	All remaining amounts to the holder of the Class X Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Swap Agreement

The 71-month Interest Rate Swap Agreement (the “Swap Agreement”) will obligate the supplemental interest trust to pay a predetermined annual rate (as shown below) on the swap notional amount in each period. The supplemental interest trust will receive payments equal to an annual rate of one-month LIBOR on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the “Net Swap Payment”) and will be deposited into an account (the “Swap Account”).

Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)	Month	Approximate Notional Balance ($)	Rate of Payment by Trust (%)
1	0	0.00	37	99,171,000	4.96
2	755,050,000	5.48	38	94,303,000	4.97
3	732,066,000	5.47	39	89,674,000	4.98
4	709,762,000	5.44	40	85,272,000	4.99
5	688,118,000	5.41	41	81,086,000	5.00
6	667,113,000	5.36	42	77,104,000	5.01
7	646,731,000	5.31	43	73,319,000	5.02
8	626,951,000	5.25	44	69,718,000	5.02
9	607,756,000	5.20	45	66,294,000	5.03
10	589,129,000	5.14	46	63,038,000	5.03
11	571,054,000	5.07	47	59,942,000	5.04
12	551,657,000	5.02	48	56,998,000	5.04
13	532,779,000	4.97	49	54,198,000	5.05
14	514,405,000	4.93	50	51,534,000	5.06
15	496,520,000	4.90	51	49,002,000	5.07
16	479,109,000	4.88	52	46,595,000	5.07
17	458,875,000	4.86	53	44,304,000	5.08
18	438,894,000	4.86	54	42,127,000	5.08
19	419,207,000	4.85	55	40,057,000	5.09
20	399,697,000	4.85	56	38,088,000	5.09
21	380,482,000	4.86	57	36,216,000	5.10
22	361,672,000	4.86	58	34,434,000	5.10
23	343,293,000	4.86	59	32,740,000	5.10
24	325,368,000	4.86	60	31,123,000	5.10
25	263,597,000	4.87	61	29,585,000	5.10
26	230,400,000	4.87	62	28,124,000	5.11
27	201,382,000	4.88	63	26,734,000	5.11
28	179,322,000	4.89	64	25,414,000	5.11
29	162,123,000	4.90	65	24,158,000	5.12
30	148,467,000	4.90	66	22,965,000	5.12
31	137,482,000	4.91	67	21,831,000	5.12
32	128,566,000	4.92	68	20,752,000	5.13
33	121,287,000	4.93	69	19,727,000	5.13
34	115,333,000	4.94	70	18,753,000	5.13
35	109,672,000	4.95	71	17,826,000	5.14
36	104,289,000	4.96	72	16,946,000	5.14

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Swap Account Payment Priority

All payments due under the Swap Agreement and any swap termination payment pursuant to the Swap Agreement will be deposited into the Swap Account, and allocated in the following order of priority after making payments described under “Interest Payment Priority” and “Monthly Excess Cashflow Priority” above:

(1)  To pay any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement;

(2)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

(3)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(4)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(5)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(7)
To pay concurrently in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(8)
To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(9)	To pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty;

(10)	For the purchase of any replacement interest rate swap agreement (if necessary); and

(11)	All remaining amounts to the holder of the Class X Certificates.

* Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Agreement

An Interest Rate Cap Agreement will be purchased for the benefit of the trust fund. The 49-month Interest Rate Cap Agreement will have a strike rate of 6.50% and will contribute cash in the event one-month LIBOR rises above the strike rate.

The notional balance of the Interest Rate Cap Agreement will amortize according to its schedule. The table below is an approximation of the schedule for the interest rate cap that will be purchased.

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0	31	164,693,000
2	0	32	163,992,000
3	0	33	161,948,000
4	0	34	158,866,000
5	0	35	155,769,000
6	0	36	152,663,000
7	0	37	149,560,000
8	0	38	146,459,000
9	0	39	143,364,000
10	0	40	140,280,000
11	0	41	137,209,000
12	1,856,000	42	134,157,000
13	3,713,000	43	131,125,000
14	5,569,000	44	128,118,000
15	7,425,000	45	125,136,000
16	9,281,000	46	122,183,000
17	14,422,000	47	119,262,000
18	19,755,000	48	116,374,000
19	25,231,000	49	113,520,000
20	30,802,000	50	110,704,000
21	36,428,000	51	107,925,000
22	42,067,000	52	105,185,000
23	47,680,000	53	102,486,000
24	53,233,000	54	99,826,000
25	103,038,000	55	97,209,000
26	124,637,000	56	94,635,000
27	142,413,000	57	92,103,000
28	153,576,000	58	89,617,000
29	160,213,000	59	87,174,000
30	163,631,000	60	84,780,000

One business day prior to each Distribution Date, the cap provider will make payments equal to the product of (a) the Interest Rate Cap Agreement notional balance for that month, (b) the excess, if any, of one-month LIBOR for such determination date over the strike rate and (c) the actual number of days in the corresponding Accrual Period divided by 360.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Interest Rate Cap Payment Priority

All payments due under the Interest Rate Cap Agreement will be allocated in the following order of priority after making payments described under “Swap Account Payment Priority” above:

(1)	To pay Current Interest and Carryforward Interest to the Senior Certificates, on a pro rata basis, based on interest entitlements of each such class, to the extent unpaid;

(2)	To pay Current Interest and Carryforward Interest to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, sequentially and in that order, to the extent unpaid;

(3)	To be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target for such Distribution Date*;

(4)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates, in that order, any Deferred Amounts, to the extent unpaid*;

(5)
To pay concurrently, in proportion to their respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(6)	To pay sequentially to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates in that order, any respective Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

(7)	For the purchase of any replacement interest rate cap agreement (if necessary); and

(8)	All remaining amounts to the holder of the Class X Certificates.

*Amounts paid under steps (5) and (6) of the Swap Account Payment Priority and (3) and (4) of the Interest Rate Cap Payment Priority (taking into account all previous distributions made under such priorities) must be limited to Cumulative Realized Losses.

A Swap or Cap Counterparty will have (a) either (i) the unsecured, short-term debt obligations rated at least “A1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations rated at least “A+” by S&P, (b) either (i) the unsecured, long-term senior debt obligations rated at least “A2” by Moody’s and the unsecured, short-term debt obligations rated at least “P-1” by Moody’s, or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, long-term senior debt obligations rated at least “A1” by Moody’s, and (c) either (i) the unsecured, long-term senior debt obligations are rated at least “A” by Fitch or (ii) the unsecured, short-term debt obligations are rated at least “F1” by Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Carryforward Interest

“Carryforward Interest” for any class of LIBOR Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate.

Current Interest

“Current Interest” for any class of LIBOR Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that class.

Net Funds Cap

For each Distribution Date and for (i) the Group 1 Senior Certificates on or before the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero and (ii) the Group 2 Senior Certificates on or before the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero, the “Senior Net Funds Cap” for each Distribution Date and each group will be an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (i) the related Optimal Interest Remittance Amount (as defined below) for such date over (ii) the sum of (x) the proportionate share of any Net Swap Payment and any swap termination payment (not due to a breach by the Swap Counterparty) due to the Swap Counterparty and (y) the related Final Maturity Reserve Fund Amount, and (2) 12, and the denominator of which is the related group collateral balance for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period.

For each Distribution Date and for (i) the Group 1 Senior Certificates after the Distribution Date on which the Group 2 Senior Certificates have been reduced to zero, (ii) the Group 2 Senior Certificates after the Distribution Date on which the Group 1 Senior Certificates have been reduced to zero and (iii) the Subordinate Certificates, the “Subordinate Net Funds Cap” for any Distribution Date will be the weighted average of the Senior Net Funds Caps for both groups, weighted on the basis of their Group Subordinate Amounts; provided, however, on any Distribution Date after the Senior Certificates related to any group have been reduced to zero, such weighting shall be on the basis of the principal balance of each group.

The “Group Subordinate Amount” will be equal to the excess of the related group collateral balance for the immediately preceding Distribution Date over the Senior Certificates related to such group.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date and each group will be equal to the product of (A) (x) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans in the group, as of the first day of the related Collection Period divided by (y) 12 and (B) the aggregate group collateral balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the Servicing Fee Rate and, in the case of an Insured Mortgage Loan, the Mortgage Insurance Fee Rate.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Final Maturity Reserve Trust(1)

On each Distribution Date beginning in December 2016, on which the aggregate outstanding principal balance of the forty-year Mortgage Loans is greater than the amount specified in the table below, an amount (the “Final Maturity Reserve Fund Amount”) equal to the product of (x) the Final Maturity Reserve Fund Rate, (y) the aggregate outstanding principal balance of forty-year Mortgage Loans on such Distribution Date and (z) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360 will be deposited into the account (“Final Maturity Reserve Account”), until the amounts on deposit are equal to the lesser of (i) the aggregate principal amount of the certificates or (ii) the aggregate principal balance of the forty-year Mortgage Loans. On the earlier of the termination of the trust fund or the Distribution Date in December 2036, amounts on deposit in the Final Maturity Reserve Account will be distributed as principal and interest on the Certificates.

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
121	5,612,305.01	149	3,754,177.11	177	2,498,404.65
122	5,532,705.68	150	3,700,325.72	178	2,462,060.02
123	5,454,206.70	151	3,647,222.90	179	2,426,224.01
124	5,376,793.06	152	3,594,858.38	180	2,390,889.64
125	5,300,449.95	153	3,543,222.07	181	2,356,050.01
126	5,225,162.76	154	3,492,304.00	182	2,321,698.32
127	5,150,917.07	155	3,442,094.34	183	2,287,827.88
128	5,077,698.67	156	3,392,583.38	184	2,254,432.08
129	5,005,493.53	157	3,343,761.57	185	2,221,504.38
130	4,934,287.81	158	3,295,619.45	186	2,189,038.36
131	4,864,067.87	159	3,248,147.73	187	2,157,027.68
132	4,794,820.25	160	3,201,337.23	188	2,125,466.06
133	4,726,531.65	161	3,155,178.87	189	2,094,347.35
134	4,659,189.00	162	3,109,663.73	190	2,063,665.44
135	4,592,779.36	163	3,064,783.00	191	2,033,414.33
136	4,527,289.98	164	3,020,527.97	192	2,003,588.09
137	4,462,708.29	165	2,976,890.08	193	1,974,180.89
138	4,399,021.90	166	2,933,860.86	194	1,945,186.95
139	4,336,218.55	167	2,891,431.98	195	1,916,600.58
140	4,274,286.19	168	2,849,595.19	196	1,888,416.19
141	4,213,212.91	169	2,808,342.38	197	1,860,628.23
142	4,152,986.96	170	2,767,665.55	198	1,833,231.24
143	4,093,596.76	171	2,727,556.78	199	1,806,219.85
144	4,035,030.89	172	2,688,008.30	200	1,779,588.74
145	3,977,278.06	173	2,649,012.41	201	1,753,332.68
146	3,920,327.16	174	2,610,561.52	202	1,727,446.49
147	3,864,167.23	175	2,572,648.17	203	1,701,925.09
148	3,808,787.43	176	2,535,264.97	204	1,676,763.45

(1) Assumes a constant prepayment rate of 15%.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)	Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
205	1,651,956.60	245	901,223.81	285	479,486.04
206	1,627,499.66	246	887,426.43	286	471,781.55
207	1,603,387.80	247	873,826.69	287	464,189.71
208	1,579,616.27	248	860,421.85	288	456,708.95
209	1,556,180.37	249	847,209.20	289	449,337.70
210	1,533,075.48	250	834,186.07	290	442,074.43
211	1,510,297.02	251	821,349.83	291	434,917.63
212	1,487,840.49	252	808,697.86	292	427,865.78
213	1,465,701.45	253	796,227.63	293	420,917.43
214	1,443,875.51	254	783,936.58	294	414,071.12
215	1,422,358.37	255	771,822.24	295	407,325.41
216	1,401,145.74	256	759,882.14	296	400,678.89
217	1,380,233.43	257	748,113.86	297	394,130.17
218	1,359,617.29	258	736,515.01	298	387,677.85
219	1,339,293.22	259	725,083.22	299	381,320.60
220	1,319,257.20	260	713,816.17	300	375,057.08
221	1,299,505.23	261	702,711.57	301	368,885.95
222	1,280,033.41	262	691,767.15	302	362,805.92
223	1,260,837.84	263	680,980.67	303	356,815.71
224	1,241,914.72	264	670,349.94	304	350,914.05
225	1,223,260.27	265	659,872.79	305	345,099.70
226	1,204,870.78	266	649,547.06	306	339,371.41
227	1,186,742.59	267	639,370.66	307	333,727.98
228	1,168,872.07	268	629,341.49	308	328,168.20
229	1,151,255.66	269	619,457.50	309	322,690.91
230	1,133,889.85	270	609,716.66	310	317,294.92
231	1,116,771.17	271	600,116.98	311	311,979.10
232	1,099,896.18	272	590,656.48	312	306,742.31
233	1,083,261.53	273	581,333.22	313	301,583.44
234	1,066,863.87	274	572,145.27	314	296,501.37
235	1,050,699.94	275	563,090.76	315	291,495.03
236	1,034,766.47	276	554,167.80	316	286,563.34
237	1,019,060.29	277	545,374.57	317	281,705.25
238	1,003,578.24	278	536,709.24	318	276,919.71
239	988,317.22	279	528,170.03	319	272,205.69
240	973,274.15	280	519,755.17	320	267,562.19
241	958,446.02	281	511,462.92	321	262,988.20
242	943,829.84	282	503,291.57	322	258,482.74
243	929,422.67	283	495,239.41	323	254,044.83
244	915,221.62	284	487,304.78	324	249,673.51

(1) Assumes a constant prepayment rate of 15%.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Period	Aggregate Principal Balance of Forty-Year Mortgage Loans ($)
325	245,367.85
326	241,126.90
327	236,949.75
328	232,835.49
329	228,783.23
330	224,792.09
331	220,861.18
332	216,989.67
333	213,176.70
334	209,421.43
335	205,723.05
336	202,080.75
337	198,493.72
338	194,961.17
339	191,482.33
340	188,056.43
341	184,682.72
342	181,360.44
343	178,088.87
344	174,867.27
345	171,694.94
346	168,571.16
347	165,495.25
348	162,466.50
349	159,484.26
350	156,547.85
351	153,656.62
352	150,809.90
353	148,007.08
354	145,247.51
355	142,530.58
356	139,855.66
357	137,222.16
358	134,629.48
359	132,077.03
360	129,564.24

(1) Assumes a constant prepayment rate of 15%.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Origination and Servicing

The Mortgage Loans were originated by BNC (47.27%), Countrywide (21.60%), People’s Choice (18.95%) and Argent (9.91%) and as of the Cut-off Date are serviced by Option One (45.86%), Countrywide (21.60%), Wells Fargo (20.44%) Aurora Loan Services (9.61%), JPMorgan Chase (2.04%) and HomEq (0.45%).

On or about December 1, 2006, approximately 16.49% and 12.43% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo and Aurora Loan Services, respectively. On or about January 1, 2007, approximately 58.19% and 12.72% of the Mortgage Loans serviced by Option One will transfer to Wells Fargo and Aurora Loan Services, respectively.

Mortgage Insurance

Approximately 49.04% of the Mortgage Loans expected to be in the trust fund on the Closing Date have original loan-to-value ratios greater than 80%. Approximately 37.57% of the first lien Mortgage Loans with over 80% Loan-to-Value (“LTV”) will be covered by a loan level primary mortgage insurance policy provided by either Mortgage Guaranty Insurance Corporation (AA/Aa2/AA+) or PMI Mortgage Insurance Co. (AA/Aa2/AA+) (S&P/Moody’s/Fitch). This coverage generally will have the effect of reducing the LTV of the insured loans to 60%.

Dual Amortization Mortgage Loans

Approximately 6.64% of the Mortgage Loans are Dual Amortization Mortgage Loans.

A “Dual Amortization Mortgage Loan” is a mortgage loan that has an original term to maturity of thirty years that amortizes on a 40 year amortization schedule for the first 10 years of the life of such loan, then amortizes on a 20 year amortization schedule on the remainder of the loan balance for the last 20 years of the life of such loan.

Credit Risk Manager

Risk Management Group, LLC (“RMG”) will act as a credit risk manager on behalf of the trust fund. RMG’s primary function will be to monitor and advise the servicers with respect to default management and reporting for the benefit of the trust fund. The following summarizes some of RMG’s monthly activities:

•	Monitoring of all loans that are 60 or more days delinquent to ensure all foreclosure timelines are met or forbearance plans are established.

•	Monitoring of the servicers’ claim process for loans with mortgage insurance to ensure insurance claims are filed in an accurate and timely way.

•	Review of the prepayment premium collections by the servicers.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Basis Risk Shortfall

With respect to each Distribution Date, to the extent that (a) the amount of interest payable to a class, as calculated without regard to the applicable Net Funds Cap, exceeds (b) the amount calculated at the applicable Net Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall and Unpaid Basis Risk Shortfall, before the Class X, Class LT-R and Class R Certificates are entitled to any distributions. The “Unpaid Basis Risk Shortfall” for any class of LIBOR Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate, less all payments made with respect to such class in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

Losses

Losses are allocated in the following order: excess spread, overcollateralization, the Class B Certificates and the Class M Certificates in inverse order of priority. The allocation of losses to a subordinate class will result in a writedown of its Class Principal Amount and is referred to as an “Applied Loss Amount”. The balance of the Class A1, A2, A3, A4 and A5 Certificates will not be reduced by allocation of Applied Loss Amounts.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each class of Class M Certificates and Class B Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Class Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust fund. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

10% Optional Redemption

The transaction can be called by the Master Servicer, Wells Fargo Bank, N.A., on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-off Date collateral balance. If the optional redemption is not exercised on the first Distribution Date on which it is able to be exercised, beginning with the next succeeding Distribution Date, the margins on the Class A1, A2, A3, A4 and A5 Certificates will double and the margins on the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and B Certificates will increase to 1.5 times their initial margins.

Credit Enhancement

Subordination

The Class A1, A2, A3, A4 and A5 Certificates will have limited protection by means of the subordination of the Class M and Class B Certificates. The Class A1, A2, A3, A4 and A5 Certificates will have the preferential right to receive interest due to them and principal available for distribution over classes having a lower priority of distribution. Each class of Class M Certificates will be senior to all other classes of Class M Certificates with a higher numerical designation and the Class B Certificates. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance, the Class B Certificates and the Class M Certificates will be reduced by the Applied Loss Amount in the following order: to the Class B Certificates until the Class B Certificates have been reduced to zero; then to the Class M Certificates in inverse order of priority, until all of the Class M Certificates have each been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate certificate balance (“Overcollateralization” or “OC”). Excess interest will be used to maintain the OC Target.

Prior to the Stepdown Date, the OC Target with respect to any Distribution Date is equal to the initial OC, which is approximately 2.45% of the Cut-off Date collateral balance. The OC Target with respect to any Distribution Date on or after the Stepdown Date and for which a Trigger Event is not in effect is equal to the greater of (i) the lesser of (a) approximately 2.45% of the Cut-off Date collateral balance and (b) approximately 4.90% of the current collateral balance, after giving effect to distributions on that Distribution Date, and (ii) approximately 0.50% of the Cut-off Date collateral balance. For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target for the immediately preceding Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date (x) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds (1) [32.00]% of the Senior Enhancement Percentage for that Distribution Date, or (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Class Principal Amount of the Senior Certificates has been reduced to zero, [49.80]% of the Class M1 Enhancement Percentage, or (y) if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

December 2008 to November 2009	[1.20]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter

December 2009 to November 2010	[2.70]% for the first month, plus an additional 1/12th of [1.55]% for each month thereafter

December 2010 to November 2011	[4.25]% for the first month, plus an additional 1/12th of [1.25]% for each month thereafter

December 2011 to November 2012	[5.50]% for the first month, plus an additional 1/12th of [0.75]% for each month thereafter

December 2012 and thereafter	[6.25]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including each Mortgage Loan 60 or more days delinquent for which the mortgagor has filed for bankruptcy after the Closing Date), and (ii) each Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

“Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Class M Certificates, the Class B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Class M1 Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Class Principal Amount of the Class M2, M3, M4, M5, M6, M7, M8, M9, and B Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Lehman Brothers Contacts

MBS Trading	Matt Miller	(212) 526-8315
	Rishi Bansal	(212) 526-8315
	Alar Randmere	(212) 526-8315
	Sumit Chhabra	(212) 526-8315
	Alok Sharma	(212) 526-8315
	David Wong	(212) 526-8315
	Domenic Tripodi	(212) 526-8315
	Namit Sinha	(212) 526-8315
	Shinjit Ghosh	(212) 526-8315
	Tyler Peters	(212) 526-8315

Syndicate	Dan Covello	(212) 526-9519
	Paul Tedeschi	(212) 526-9519
	Pat Quinn	(212) 526-9519

MBS Banking	Ellen Kiernan	(212) 526-4279
	Angel Lau	(212) 526-9245
	Christina Barretto	(212) 526-2185
	Patrick Fruzzetti	(212) 526-2693
	Emma Kuzmina	(212) 526-0524
	Allan Riska	(212) 526-7512

Rating Agency Contacts

S&P	Leo Yioupis	(212) 438-1216
Moody’s	Anthony Deshetler	(212) 915-8306
Fitch	Lori Samuels	(212) 908-0264

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms

Issuing Entity:	Structured Asset Securities Corporation Mortgage Loan Trust 2006-BC5

Depositor:	Structured Asset Securities Corporation

Trustee:	U.S. Bank National Association

Securities Administrator:	Wells Fargo Bank, N.A.

Master Servicer:	Wells Fargo Bank, N.A.

Credit Risk Manager:	Risk Management Group, LLC

Underwriter:	Lehman Brothers Inc.

Swap Counterparty:	[TBD]

Cap Counterparty:	[TBD]

Distribution Date:	25th of each month, or the next succeeding Business Day, beginning in December 2006.

Cut-off Date:	November 1, 2006

Pricing Date:	November 28, 2006

Closing Date:	November 30, 2006

Settlement Date:	November 30, 2006

Delay Days:	0 day delay

Dated Date:	November 25, 2006

Day Count:	Actual/360

Collection Period:	2nd day of prior month through 1st day of month of such distribution

Final Maturity Reserve Fund Rate:	Prior to the Distribution Date in December 2016, 0.00%. On each Distribution Date beginning with December 2016, 0.80% per annum.

Credit Risk Manager Fee:	0.010% of the loan principal balance annually.

Servicing Fee:	The servicing fee is equal to 0.50% of the loan principal balance annually.

Clearing/Registration:	Book-entry through DTC, Clearstream and Euroclear.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Summary of Terms (continued)

Denomination:
Minimum $25,000; increments $1 in excess thereof for the Class A Certificates, provided that with respect to European Investors only, the Class A Certificates will be sold in minimum total investment amounts of $100,000. Minimum $100,000; increments $1 in excess thereof for the Class M and Class B Certificates.

SMMEA Eligibility:	None of the classes are expected to be SMMEA eligible.

ERISA Eligibility:
The Class A and Class M Certificates are expected to be ERISA eligible provided that, until both interest rate cap and interest rate swap are terminated, the investors meet the requirements of certain investor-based or statutory exemptions.

Tax Status:	REMIC for Federal income tax purposes.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.09	2.39	1.83	1.32	1.07
Window (mos)	1-121	1-95	1-78	1-65	1-33
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	8/25/2009

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	9/25/2009	1/25/2009	8/25/2008	5/25/2008	2/25/2008

Class A3
Avg. Life (yrs)	3.30	2.46	2.00	1.66	1.41
Window (mos)	34-49	26-33	21-27	18-22	15-19
Expected Final Mat.	12/25/2010	8/25/2009	2/25/2009	9/25/2008	6/25/2008

Class A4
Avg. Life (yrs)	6.54	5.00	3.50	2.32	1.96
Window (mos)	49-121	33-95	27-78	22-34	19-29
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	9/25/2009	4/25/2009

Class A5
Avg. Life (yrs)	10.07	7.90	6.49	4.15	2.56
Window (mos)	121-121	95-95	78-78	34-65	29-33
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	8/25/2009

Class M1
Avg. Life (yrs)	4.82	4.02	4.02	4.38	3.97
Window (mos)	37-87	39-68	41-57	43-65	33-55
Expected Final Mat.	2/25/2014	7/25/2012	8/25/2011	4/25/2012	6/25/2011

Class M2
Avg. Life (yrs)	9.04	7.09	5.79	5.40	4.57
Window (mos)	87-121	68-95	57-78	65-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M3
Avg. Life (yrs)	10.07	7.90	6.49	5.40	4.57
Window (mos)	121-121	95-95	78-78	65-65	55-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M4
Avg. Life (yrs)	6.54	5.22	4.49	4.10	3.68
Window (mos)	37-121	38-95	40-78	42-65	40-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To 10% Call

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	6.54	5.20	4.46	4.05	3.61
Window (mos)	37-121	38-95	40-78	41-65	39-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M6
Avg. Life (yrs)	6.54	5.20	4.44	4.01	3.56
Window (mos)	37-121	38-95	39-78	40-65	38-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M7
Avg. Life (yrs)	6.54	5.20	4.43	3.97	3.52
Window (mos)	37-121	38-95	39-78	40-65	37-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M8
Avg. Life (yrs)	6.54	5.20	4.41	3.94	3.49
Window (mos)	37-121	37-95	38-78	39-65	36-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class M9
Avg. Life (yrs)	6.54	5.19	4.40	3.93	3.46
Window (mos)	37-121	37-95	38-78	39-65	36-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

Class B
Avg. Life (yrs)	6.54	5.19	4.39	3.89	3.42
Window (mos)	37-121	37-95	37-78	38-65	35-55
Expected Final Mat.	12/25/2016	10/25/2014	5/25/2013	4/25/2012	6/25/2011

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class A1
Avg. Life (yrs)	3.34	2.59	1.99	1.43	1.07
Window (mos)	1-260	1-210	1-173	1-144	1-33
Expected Final Mat.	7/25/2028	5/25/2024	4/25/2021	11/25/2018	8/25/2009

Class A2
Avg. Life (yrs)	1.27	1.00	0.81	0.68	0.58
Window (mos)	1-34	1-26	1-21	1-18	1-15
Expected Final Mat.	9/25/2009	1/25/2009	8/25/2008	5/25/2008	2/25/2008

Class A3
Avg. Life (yrs)	3.30	2.46	2.00	1.66	1.41
Window (mos)	34-49	26-33	21-27	18-22	15-19
Expected Final Mat.	12/25/2010	8/25/2009	2/25/2009	9/25/2008	6/25/2008

Class A4
Avg. Life (yrs)	6.56	5.01	3.51	2.32	1.96
Window (mos)	49-129	33-101	27-82	22-34	19-29
Expected Final Mat.	8/25/2017	4/25/2015	9/25/2013	9/25/2009	4/25/2009

Class A5
Avg. Life (yrs)	14.43	11.45	9.34	6.01	2.56
Window (mos)	129-261	101-211	82-173	34-145	29-33
Expected Final Mat.	8/25/2028	6/25/2024	4/25/2021	12/25/2018	8/25/2009

Class M1
Avg. Life (yrs)	4.82	4.02	4.02	4.38	4.04
Window (mos)	37-87	39-68	41-57	43-65	33-62
Expected Final Mat.	2/25/2014	7/25/2012	8/25/2011	4/25/2012	1/25/2012

Class M2
Avg. Life (yrs)	9.50	7.46	6.07	6.17	6.19
Window (mos)	87-157	68-124	57-101	65-86	62-92
Expected Final Mat.	12/25/2019	3/25/2017	4/25/2015	1/25/2014	7/25/2014

Class M3
Avg. Life (yrs)	15.78	12.55	10.24	8.55	8.69
Window (mos)	157-231	124-184	101-151	86-126	92-123
Expected Final Mat.	2/25/2026	3/25/2022	6/25/2019	5/25/2017	2/25/2017

Class M4
Avg. Life (yrs)	7.14	5.70	4.87	4.42	3.95
Window (mos)	37-190	38-151	40-123	42-103	40-87
Expected Final Mat.	9/25/2022	6/25/2019	2/25/2017	6/25/2015	2/25/2014

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Sensitivity Analysis - To Maturity

% CPR	20%	25%	30%	35%	40%

Class M5
Avg. Life (yrs)	7.11	5.66	4.83	4.35	3.87
Window (mos)	37-183	38-145	40-119	41-99	39-84
Expected Final Mat.	2/25/2022	12/25/2018	10/25/2016	2/25/2015	11/25/2013

Class M6
Avg. Life (yrs)	7.08	5.63	4.78	4.30	3.80
Window (mos)	37-177	38-140	39-114	40-95	38-80
Expected Final Mat.	8/25/2021	7/25/2018	5/25/2016	10/25/2014	7/25/2013

Class M7
Avg. Life (yrs)	7.03	5.59	4.74	4.23	3.74
Window (mos)	37-170	38-135	39-110	40-91	37-77
Expected Final Mat.	1/25/2021	2/25/2018	1/25/2016	6/25/2014	4/25/2013

Class M8
Avg. Life (yrs)	6.97	5.54	4.68	4.16	3.68
Window (mos)	37-161	37-127	38-104	39-86	36-73
Expected Final Mat.	4/25/2020	6/25/2017	7/25/2015	1/25/2014	12/25/2012

Class M9
Avg. Life (yrs)	6.89	5.46	4.61	4.10	3.60
Window (mos)	37-153	37-121	38-98	39-82	36-69
Expected Final Mat.	8/25/2019	12/25/2016	1/25/2015	9/25/2013	8/25/2012

Class B
Avg. Life (yrs)	6.69	5.31	4.48	3.96	3.48
Window (mos)	37-142	37-112	37-91	38-76	35-64
Expected Final Mat.	9/25/2018	3/25/2016	6/25/2014	3/25/2013	3/25/2012

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Available Funds Cap Schedule* (1) (2) (3)

*The Effective Available Funds Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Senior Certificates of each group in proportion to the related Collateral Group Balance.

Period	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)	Period	Group 2 Senior Net Funds Cap (%)	Subordinate Net Funds Cap (%)
1	7.39022	7.38638	35	23.41514	23.40424	69	14.27810	14.28856
2	20.84806	20.84426	36	22.65452	22.65850	70	14.22383	14.23421
3	20.84743	20.84351	37	23.36842	23.37254	71	14.64106	14.65169
4	23.09997	23.09560	38	22.94253	22.94148	72	14.12592	14.13597
5	20.88115	20.87718	39	22.89914	22.89797	73	11.91970	11.92949
6	21.61339	21.60927	40	25.32303	25.33369	74	11.53660	11.54853
7	20.95080	20.94679	41	23.04594	23.04301	75	11.53801	11.54986
8	21.69411	21.68995	42	23.77623	23.77736	76	12.77580	12.78882
9	21.02793	21.02388	43	22.96506	22.96617	77	11.54086	11.55254
10	21.07041	21.06634	44	23.99091	23.98486	78	11.93267	11.94221
11	21.82580	21.82157	45	23.17230	23.16647	79	11.55034	11.55900
12	21.14914	21.14503	46	23.14737	23.15071	80	11.93685	11.94719
13	21.88124	21.87697	47	24.09620	24.08657	81	11.55325	11.56317
14	21.19119	21.18704	48	23.27630	23.26966	82	11.55472	11.56456
15	21.19945	21.19405	49	24.00474	23.99791	83	11.94141	11.95148
16	22.65628	22.65342	50	23.22962	23.23357	84	11.56313	11.57044
17	21.17811	21.17541	51	23.18310	23.18709	85	11.95131	11.95825
18	21.95207	21.97097	52	25.63383	25.64960	86	11.56729	11.57405
19	21.21354	21.23181	53	23.19224	23.18620	87	11.56880	11.57548
20	22.81258	22.79023	54	23.94100	23.93931	88	12.81000	12.81729
21	22.01822	21.99612	55	23.12045	23.11883	89	11.57185	11.57835
22	21.96562	21.94525	56	23.88556	23.89988	90	11.95917	11.96580
23	23.04612	23.04358	57	23.06594	23.07978	91	11.57493	11.58126
24	22.28515	22.28969	58	23.01907	23.04640	92	11.96237	11.96882
25	22.77512	22.77981	59	23.82226	23.82743	93	11.57805	11.58421
26	22.23915	22.23072	60	23.01501	23.02231	94	11.57962	11.58569
27	22.11368	22.10480	61	15.24501	15.25094	95	11.96724	11.97343
28	24.41109	24.38558	62	14.68667	14.69582	96	11.58279	11.58869
29	22.09502	22.08991	63	14.62346	14.63252	97	11.97054	11.97654
30	22.80165	22.80349	64	15.56598	15.57558	98	11.58600	11.59172
31	22.00393	22.00570	65	14.49912	14.50802	99	11.58761	11.59325
32	23.13373	23.14237	66	14.93070	14.93964	100	12.83094	12.83708
33	22.34000	22.34791	67	14.39230	14.40038	101	11.59087	11.59633
34	22.31348	22.36337	68	14.81138	14.82227

(1)	Based on one-month LIBOR, and six-month LIBOR of 20% for each period.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Assumes no losses.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LEHMAN BROTHERS	MORTGAGE BACKED SECURITIES

Excess Spread (1) (2) (3) (4)

Period	Excess Spread	Period	Excess Spread
1	1.96%	31	3.62%
2	1.62%	32	3.93%
3	1.63%	33	3.76%
4	2.21%	34	3.80%
5	1.69%	35	4.09%
6	1.92%	36	3.93%
7	1.79%	37	4.09%
8	2.03%	38	3.83%
9	1.90%	39	3.88%
10	1.96%	40	4.39%
11	2.20%	41	3.89%
12	2.08%	42	4.06%
13	2.30%	43	3.88%
14	2.17%	44	4.07%
15	2.20%	45	3.89%
16	2.56%	46	3.89%
17	2.25%	47	4.06%
18	2.54%	48	3.89%
19	2.39%	49	4.06%
20	3.36%	50	3.89%
21	3.18%	51	3.89%
22	3.19%	52	4.40%
23	3.69%	53	3.89%
24	3.53%	54	4.08%
25	3.71%	55	3.91%
26	3.58%	56	4.09%
27	3.58%	57	3.92%
28	4.10%	58	3.92%
29	3.62%	59	4.09%
30	3.79%	60	3.93%

(1)	Based on gradually increasing one-month LIBOR and six-month LIBOR.
(2)	Assumes a constant prepayment rate of 30%.
(3)	Does not include swap payments to the supplemental interest trust, reflects swap payments made by the supplemental interest trust.
(4)	Does not include cap payments to the supplemental interest trust.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.